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                                                                    EXHIBIT 23.3

                          CONSENT OF MAPLES AND CALDER

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 being filed by Noble Corporation pursuant to Rule 462(b) of our opinion included as Exhibit 5.1 to the Registration Statement (No. 333-84278) (the "Prior Registration Statement") and to the use of our name in the portions of the Proxy Statement/Prospectus (included in the Prior Registration Statement) captioned "Material Income Tax Consequences of the Merger - Effect of Cayman Islands Tax Laws on Noble-Cayman" and "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Maples and Calder

                                          /s/ MAPLES AND CALDER

                                          April 22, 2002